Exhibit 10.19

                               OPTION TO PURCHASE
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                               AND OTHER AGREEMENT
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Agreement entered in this 17th day of October 2005 by and among

RFB Latex Limited, a company incorporated under the Companies Act 1956 having its registered office at K-185, Sarai Julena, New Friends Colony, New Delhi (Hereinafter referred to as "Seller", which expression shall unless repugnant to context hereof mean and include its successors, administrators and permitted assigns);

RFB Lakeland Industries Private Limited, a company incorporated under the Companies Act, 1956 having its registered office at A-33, New Friends Colony, New Delhi -

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110 065  (hereinafter  referred to as "Buyer",  which  expression  shall  unless repugnant to context hereof mean and include its successors, administrators and permitted assigns);

RFB International, a partnership firm having its place of business at 50, Noida Special Economic Zone, Noida through its partners Mr. P.S.Ratra and Mr. K. S. Ratra (hereinafter referred to RFB, which expression shall unless repugnant to context hereof mean and include its successors, administrators and permitted assigns);

And

Mr. P. S. Ratra and Mr. K. S. Ratra both sons of Late Sh. G. S. Ratra, resident of A-33, New Friends Colony, New Delhi - 110 065 hereinafter referred to as Promoters, which expression shall unless repugnant to context hereof mean and include their legal heirs, representatives, successors and permitted assigns);

Whereas Buyer has paid Seller and Promoters certain Cost Sharing fees, and Supplier Fees and in consideration, therefore, Seller, RFB and Promoters have agreed to offer this Option and the additional contract terms hereunder to Buyer.

1.    (a)   The In accordance  with and subject to the terms of this  Agreement,
            Seller  grants  Buyer an  irrevocable  Option to  purchase  the Real
            Property Leases on Plots 81, 50 and 24 as renewed and extended by the President of India through Development Commissioner, Noida
            Special Economic Zone, Noida, clear title to the buildings thereon, and all of the glove making equipment

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            located therein,  and any real property or personal  property rights attached thereto. (hereinafter referred to collectively as the "Property"). See Exhibit C to the Asset Purchase Agreement for a
            listing  of   equipment   and  lease  hold   improvement,   building
            specification and plot sizes (the "Purchased Assets").

      (b) The Option exercise date will be November 15, 2006. 90 business days prior to the Option exercise date, Buyer will have prepared a Lien Search and Lease Validation or Title Search on the Property. (hereinafter referred to as "Property Searches"). Upon the conclusion of such Property Searches, Buyer and Seller will enter into negotiation with any and all lien holders, and leaseholders or any other party asserting a right or claim to the Property. Currently, Seller represents that the Lessor of Plots 50, 81 and 24 is the President of India through Development Commissioner, Noida Special Economic Zone and that the IDBI Bank holds a first charge in all the Property except Plot 50 and a consortium comprised of the Central Bank of India and the Canara Bank together hold a second charge in all the Property, except Plot 50.

      (c) Upon presentation to Seller of the Property Searches, Buyer will purchase the IDBI note and accompanying security interest or liens on the Property and will purchase a release of the Central Bank of India and Canara Bank's Liens or Security Interest in the Property and arrange new leases on the property with the Noida Special Economic Development Zone on Plots 50, 81 and 24.

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      (d)   Seller and  Consultants  shall cooperate fully with Buyer to procure the release of all liens on the Property and the extension or renewal of the Leases with the Noida Special Economic Zone.

      (e) Should the liens not be released and leases extended within this 90 day period the Supply Agreement and Consulting Agreements will remain in effect on a month to month basis until such time as Buyer effects these note purchases, lien releases and renewed property leases.

      (f) Buyer shall not be required to expend anymore money than $2,650,000 to effectuate the purchase of the IDBI Note and the releases of all other bank or creditor liens. Additionally, buyer shall separately pay RFB or their designee $100,000 USD or its equivalent in INR for Plot 50.

      (g) Any excess monies required to purchase the IDBI Note or effectuate a release of all liens on the Property will be borne by Seller or its principal shareholders, which monies in excess of $2,650,000 will be paid by Buyer, and that additional sum so paid by Buyer will be reimbursed by Seller or its principal shareholders to Buyer in the form of a Promissory Note with a first or second security interest in all the assets of Seller. The Note shall bear interest at 250 basis points over LIBOR adjusted quarterly for five years and

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            be fully secured by the assets of Seller in  accordance  with Indian law. Such note shall be prepayable any time without penalty.

2.    (a)   The Option to Purchase  herein will be in accordance  with the terms of the Asset Purchase Agreement attached hereto and made a part hereof as Exhibit 1, and the Employment Agreements attached hereto and made a part hereof as Exhibit 2 covering the post option employment period of Kamal and Prabhdeep Ratra which are made a part hereof, and further the Share Holders Agreement attached hereto as
            Exhibit 3.

      (b) If the Option to Buy the Property is exercised then in the second year after the Option Exercise date the cost sharing arrangement on employees salaries shall be calculated according to sales. Buyer's sales will be divided by Buyer's and Seller's total sales for the fiscal year ending January 31, 2008 and any intervening months between the Option exercise date and January 31, 2007 and that percent will be multiplied times the total payroll at Seller. Upon exercise of the Option, an estimate will be used for monthly payment purposes on this cost sharing arrangement between the Option exercise date and January 31, 2008, and a reconciliation between the estimate and the actual sale percent multiplied by Seller's payroll will be calculated prior to March 31, 2008 and one or the other parties shall pay the difference in cash between the estimate used and the above described sales calculation. If after January 31, 2008, should Buyer and Seller not be able to agree on which of

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            Seller's  employees will leave Seller to become  employees of Buyer, then after January 31, 2008, Buyer and Seller shall, by a lottery in each department, determine who will join the Buyer and who will stay with the Seller. This will be accomplished in the following way: The number of Seller's employees needed to run Buyer's then business will be agreed upon at each functional department. Once that employee head count is determined by Buyer, the names of each of Seller's employees in that department will be put in a hat (a lottery system) and chosen at random up to the number of people needed by Buyer to run Buyer's business effectively. Buyer, however, may elect to continue the cost sharing arrangement after January 31, 2008.

      (c) Should Buyer notify Seller that it does not intend to exercise its Option to Buy 90 days before the exercise option date, then Buyer shall have the further option to withhold any payments it owes Seller during months 10, 11 and 12 and debit that against 62% of the actual cost of the moulds purchased by Buyer and given to Seller for use that Seller may inherit as part of the non-exercise of the Option. Should Buyer opt to take custody of the moulds as described in paragraph (d) below then Buyer will make the payments due in months 10, 11 and 12 to Buyer within 60 days after the Option exercise date.

      (d) If the Buyer does not exercise the Option described herein and does not give Seller a 90 day notice as described in (c) above, then Buyer will have the
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            option to remove  all the moulds and other  equipment  it  purchased directly or alternatively to require Seller to take it at 50% of actual mould cost and 80% of any new equipment cost and repairs. The purchase price will be paid by Seller for this equipment and moulds by the use of a 5 year Promissory Note fully secured behind the Seller's then current bank liens bearing interest at 250 basis points over LIBOR adjusted quarterly and prepayable at any time without penalty.

For RFB Latex Limited ("Seller")          RFB Lakeland Private Limited ("Buyer")

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Through its Director Mr. P. S. Ratra    Through its Director Christopher J. Ryan

RFB International                                                      Promoters

                                                --------------------------------
                                                                      P.S. Ratra
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Through its Partners P.S.Ratra                  --------------------------------
and K. S. Ratra                                                        K.S.Ratra